H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                 For the Three Months Ended              For the Years Ended
                         December 31,  September 30,    December 31,        December  31,
                             1993           1993            1992          1993           1992
Interest income:
 Interest on real
   estate loans          $ 603,750      $ 662,079      $ 701,346   $  2,623,139   $  2,978,267
 Interest on MBS            85,219         63,287         72,098        278,908        336,517
 Interest and
   dividends on
   investments              29,586         26,230         24,859        101,375        114,195
                         _________      _________      _________      _________      _________
 Total interest income     718,555        751,596        798,303      3,003,422      3,428,979
                         _________      _________      _________      _________      _________
Interest expense:
 Deposits                  309,539        322,192        384,159      1,301,063      1,738,347
 Short-term borrowings      28,058         30,471         24,860        112,171        122,073
 FHLB advances and
   other borrowings         62,109         65,703         52,964        253,116        209,993
                         _________      _________      _________      _________      _________
 Total interest
   expense                 399,706        418,366        461,983      1,666,350      2,070,413
                         _________      _________      _________      _________      _________
 Net interest income       318,849        333,230        336,320      1,337,072      1,358,566
Provision for loan
  losses                    47,893         22,243        100,879        574,970        367,366
                         _________      _________      _________      _________      _________
 Net interest income
   (loss) after
   provision for loan
   losses                  270,956        310,987        235,441        762,102        991,200
                         _________      _________      _________      _________      _________
Other income:
 Gain on sales of
   loans                    35,315         13,260         23,815         80,037         62,622
 Gain on sale of MBS         8,722          8,996         12,991         21,007         12,991
 Loan servicing income      13,978         14,355         17,014         58,854         72,498
 Other fee income           29,936         31,607         30,394        125,259        112,051
 Operations of real
   estate held for
 development and
   investment              (39,930)        (1,992)       (15,357)      (229,300)       (58,359)
 Other                      36,515          1,417          1,367         40,730          6,695
                         _________      _________      _________      _________      _________
                            84,536         67,643         70,224         96,587       208,498
                         _________      _________      _________      _________      _________
Other expenses:
 General and
   administrative
   expenses                219,280        206,052        196,913        827,462        753,257
 Operations of real
   estate ownedheld
   for sale                 39,361         40,457         68,804        212,130        129,153
Amortization of
  goodwill                  18,999          6,701          6,846         39,163         27,674
                         _________      _________      _________      _________      _________
                           277,640        253,210        272,563      1,078,755        910,084
                         _________      _________      _________      _________      _________
Earnings (loss) before
  provision for income
  taxes (benefit),
  extraordinary  loss
  and cumulative
  effect of accounting
  change                    77,852        125,420         33,102       (220,066)       289,614
Provision for income
  taxes (benefit)           27,747         55,431         17,583       ( 82,034)       133,222
                         _________      _________      _________      _________      _________
Earnings (loss) before
  extraordinary loss
  and cumulative
  effect of accounting
  change                    50,105         69,989         15,519       (138,032)       156,392
Extraordinary loss on
  early extinguishment
  of debt (net of
  taxes)                   (21,607)        -               -            (21,607)           -
Cumulative effect of
  change in accounting
  for income taxes           -              -              -              -             47,677
                          _________      _________      _________      _________      _________
Net earnings (loss)         $28,498       $69,989         $15,519      $(159,639)     $ 204,069
                          =========      =========      =========      =========      =========
Earnings (loss) per
  common share -
  primary and fully
  diluted:
Earnings (loss) before
  extraordinary  loss
  and cumulative
  effect of accounting
  change                     $0.32         $ 0.50         $ 0.10      $  (1.51)          $1.19
 Extraordinary loss on
   early
   extinguishment of
   debt                      (0.18)         -              -             (0.18)         -
 Cumulative effect of
   change in
   accounting for
   income taxes              -              -              -              -               0.41
                          _________      _________      _________      _________      _________
Net earnings (loss)           $0.14          $0.50         $ 0.10      $(  1.69)          $1.60
                          =========      =========      =========      =========      =========

Common shares
  outstanding,
  weighted average     117,284,812    117,275,683    116,846,594    117,270,295    116,915,342
Return on average
  assets                     0.23%          0.56%          0.13%        (0.32)%          0.42%
Return on average
  equity                     3.87%         10.09%          2.25%       ( 5.58)%          7.49%
Return on average
  tangible equity*           7.56%         13.24%          3.94%       ( 5.01)%         10.42%
Ratio of G&A expenses
  to average assets          1.76%         1.64%           1.60%         1.66 %          1.54%

*Net earnings excluding amortization of goodwill as a percentage of average equity excluding goodwill.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(in thousands)


Assets                                            December 31, 1993    September 30, 1993    December 31, 1992
Cash and amounts due from banks                      $    843,944        $    806,670        $    832,680
Securities purchased under agreements to resell         2,637,677           2,781,370           1,076,800
Other short-term investments                               48,507              51,010              46,110
                                                        _________           _________           _________
  Total cash and cash equivalents                       3,530,128           3,639,050           1,955,590
Other investment securities                                11,524               5,745               6,860
Investment in stock of Federal Home Loan Bank
  (FHLB)                                                  364,392             362,579             400,113
Mortgage-backed securities (MBS) held to maturity       4,064,128             255,475             339,963
MBS available for sale                                  2,855,869           3,212,126           3,575,545
Loans receivable less allowance for possible
  losses of $438,786 (December 31, 1993),
  $443,027 (September 30, 1993) and
$434,114 (December 31, 1992)                           37,529,079          39,806,880          38,643,300
Loans available for sale                                  175,289             183,553             319,575
Accrued interest receivable                               166,848             194,546             205,034
Real estate held for development and investment
  less allowance for possible losses of $341,705
  (December 31, 1993), $309,267 (September 30,
  1993) and $154,743 (December 31, 1992)                  443,657             498,798             674,300
Real estate owned held for sale less allowance for
  possible losses of $66,453 (December 31, 1993),
  $87,446 (September 30, 1993) and $47,970
  (December 31, 1992)                                     179,862             312,489             452,971
Premises and equipment                                    673,879             677,644             686,693
Goodwill                                                  428,444             452,997             478,017
Other assets                                              399,403             418,971             402,546
Income taxes                                               48,743             117,780               -
                                                        _________           _________           _________
                                                     $ 50,871,245        $ 50,138,633        $ 48,140,507
                                                        =========           =========           =========

Liabilities and Stockholders' Equity

Deposits                                             $ 38,018,653        $ 38,901,710        $ 39,273,192
Short-term borrowings under agreements to
  repurchase securities sold                            4,807,767           2,830,674           2,186,262
Other short-term borrowings                               169,854             274,700             130,000
FHLB advances and other borrowings                      3,901,724           4,087,604           2,662,321
Other liabilities                                       1,024,216           1,107,319           1,118,058
Income taxes                                              -                   -                    25,030
                                                        _________           _________           _________
Total liabilities                                      47,922,214          47,202,007          45,394,863
Stockholders' equity                                    2,949,031           2,936,626           2,745,644
                                                        _________           _________           _________
                                                     $ 50,871,245        $ 50,138,633        $ 48,140,507
                                                       =========           =========           =========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)


At End of Period                                    December  31,         September 30,       December 31,
                                                         1993                  1993               1992
 Total assets                                      $  50,871,245      $   50,138,633       $  48,140,507
 Investment portfolio                              $   3,062,100      $    3,200,704       $   1,529,883
 Loans receivable and mortgage-backed securities
   (MBS)                                           $  44,624,365      $   43,458,034       $  42,878,383
 Allowance for possible loan losses                $     438,786      $      443,027       $     434,114
 ARMs included in loans receivable and MBS         $  41,838,441      $   41,798,901       $  40,671,029
 Deposits                                          $  38,018,653      $   38,901,710       $  39,273,192
 Borrowings                                        $   8,879,345      $    7,192,978       $   4,978,583
 Stockholders' equity                              $   2,949,031      $    2,936,626       $   2,745,644
 Book value per common share                       $       19.61      $        19.50       $       22.04
 Tangible book value per common share              $       15.94      $        15.63       $       17.94
 Total common shares outstanding                     116,879,943         116,868,967         116,649,459

Average Interest Rates:
 Yield on loans and MBS                                    6.50%               6.69%               7.22%
 Yield on investment portfolio                             3.83%               3.52%               3.48%
 Yield on interest-earning assets                          6.33%               6.47%               7.09%
 Cost of deposits                                          3.14%               3.21%               3.60%
 Cost of borrowings                                        4.73%               5.18%               5.99%
 Cost of interest-bearing liabilities                      3.44%               3.52%               3.87%
 Earnings spread                                           2.89%               2.95%               3.22%
 Effective net spread                                      2.95%               3.00%               3.21%

Home Savings of America capital ratios:
 Tangible                                                  4.97%               4.86%               4.85%
 Core                                                      5.72%               5.61%               5.77%
 Risk-based                                               12.59%              12.14%              12.99%

For the Three Months Ended:
 Net interest income                               $     318,849      $      333,230        $    336,320
 Provision for loan losses                         $      47,893      $       22,243        $    100,879
 Earnings before extraordinary loss                $      50,105      $       69,989        $     15,519
 Net earnings                                      $      28,498      $       69,989        $     15,519
 Net earnings (loss) per fully diluted common
   share                                           $        0.14      $         0.50        $       0.10
 Dividends per common share                        $        0.22      $         0.22        $       0.22
 Loans originated                                  $   3,570,561      $    2,907,635        $  3,429,867

For the Years Ended:
 Net interest income                               $   1,337,072                            $  1,358,566
 Provision for loan losses                         $     574,970                            $    367,366
 Earnings (loss) before extraordinary loss and
   cumulative effect of accounting change          $    (138,032)                           $    156,392
 Net earnings (loss)                               $    (159,639)                           $    204,069
 Net earnings (loss) per fully diluted common
   share                                           $       (1.69)                                  $1.60
 Dividends per common share                        $        0.88                            $       0.88
 Loans originated                                  $  11,575,944                            $ 12,169,346
 Loans purchased                                   $   1,062,447                            $      4,362